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                                                                  EXHIBIT 10.33

                             SECOND AMENDMENT TO THE
                                PERCEPTRON, INC.
                           DIRECTORS STOCK OPTION PLAN
                     (AMENDED AND RESTATED OCTOBER 31, 1996)

     Pursuant to the Amendment provisions in Section 5.6 of the Perceptron, Inc. Directors Stock Option Plan, as amended and restated October 31, 1996 (the "Plan"), and subject to the approval of the shareholders at the Company's next Annual Meeting, effective as of December 1, 1999, the Plan is hereby amended as set forth below.

     1. Section 1.1 of the Plan entitled "Purpose" shall be amended with the addition of a new sentence at the end of the Section to read as follows:

          Effective as of December 1, 1999, Directors of the Company may purchase Common Stock under the Plan in lieu of receiving all or a portion of their directors fees paid in cash. Stock purchases by Directors shall not constitute purchases under Code Section 423.

     2. Section 1.2(s) of the Plan entitled "Participant" shall be amended by the addition of a new sentence at the end of the Section to read as follows:

          Directors of the Company also may participate in the Plan for purposes of purchasing Common Stock in accordance with Article VI; provided, however, that such purchases shall not constitute purchases under Code
          Section 423.

     3. Section 1.4 of the Plan entitled "Stock" shall be amended to read as follows:

          1.4 Stock. The total number of shares of Common Stock available for grants under the Plan shall not, in the aggregate, exceed 325,500 shares of Common Stock, after taking into account the Company's stock split effective November 30, 1995, as adjusted from time to time in accordance with Article IV. Shares subject to any unexercised portion of a terminated, forfeited, cancelled or expired Option granted hereunder shall be available for subsequent grants or purchases under the Plan. In the event that an option granted under the Plan is exercised by the delivery of shares of Common Stock previously acquired upon the exercise of Options issued under the Plan or through the retention of options procedure as described in Section 2.6 below, the shares of Common Stock so

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          delivered to the Company or underlying such retained options shall be available for subsequent grants or purchases under this Plan.

     4. Section 4.1 of the Plan entitled "Adjustments and Change in Control" shall be amended to read as follows:

          4.1 Adjustments and Change in Control. In the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in the capital structure of the Company, an appropriate adjustment shall be made by the Board in the number of shares and kind of stock or other securities for which Options may be or may have been granted under the Plan, and the Option price related thereto, and for which purchases may be made or may have been elected to be made, but for which share certificates have not been delivered, under Article VI, to the end that the proportionate interests shall be maintained as before the occurrence of such an event.

          Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any Option or purchase right and no adjustment shall be made to the extent such adjustment would cause the Director to no longer be deemed "disinterested" for purposes of Rule 16b-3.

     5. Sections 5.6(a) and 5.6(c) entitled "Termination and Amendment" shall be amended to read as follows:

          (a) The Board may terminate the Plan, the granting of Options under the Plan, or purchases under Article VI of the Plan at any time. No new grants of Options under the Plan or purchases of Common Stock under Article VI of the Plan shall be made after February 9, 2005.

          (c) No amendment, modification or termination of the Plan shall adversely affect any Option granted under the Plan or purchase rights under Article VI relating to a Director Fee Payment Date occurring prior to such amendment, modification or termination without the consent of the Participant holding the Option or purchase right.

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     6.   A new Article VI, entitled "Director Stock Purchases" shall be added to the Plan as set forth below.

                          VI. DIRECTOR STOCK PURCHASES

          6.1 Eligibility. A Director of the Company may elect to purchase shares of Common Stock under the Plan using all or a portion of his or her cash fees received for services as a director of the Company for which the Director has not yet received payment (including but not limited to, quarterly retainer and Board/Committee meeting fees).

          6.2 Elections. Elections to purchase Common Stock under the Plan in lieu of cash compensation may be submitted to the Company annually, prior to the end of December of each calendar year or such other period established by the Committee. An election shall cover director cash compensation payable in the next calendar year. Notwithstanding the foregoing, elections to purchase Common Stock under the Plan for the 1999 and 2000 calendar years must be made by March 17, 2000.

          6.3 Purchase Price. Common Stock purchased by a Director hereunder shall have a purchase price equal to 100% of the fair market value of the Company's Common Stock on the first day of the month in which the quarterly Director Fee Payment Date falls. For purposes of this Article VI, "Director Fee Payment Date" shall mean each March 1, June 1, September 1 and December
     1. For purposes of the Director Fee Payment Date occurring in December 1999, the Director Fee Payment Date shall be March 1, 2000.

          6.4 Termination of Services. If a Director ceases to remain on the Board for any reason, including but not limited to, voluntary or forced resignation, removal, failure to be re-elected as a director, death, Disability or retirement, the Director (or executor, administrator or legal representative, if applicable) shall receive share certificates for all cash director fees earned prior to the Director's departure from the Board for which the Director elected to receive Common Stock pursuant to this
     Article VI, but for which the Director has not yet received a share certificate. Such share certificates shall be issued following the next quarterly Director Fee Payment Date.

          6.5 Non-Assignability. Any Common Stock purchase right granted hereunder shall be exercised by the Director only and is nontransferable. Upon the death of a Director, any earned, but unpaid cash director fees for which the Director elected to receive Common Stock pursuant to this Article VI, shall be paid in the form of share certificates to the Director's executor, administrator or legal representative in accordance with Section
     6.4 above.
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          6.6 Adjustments. The total amount of Common Stock to be received by a
     Director at the time of any issuance of a share certificate shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in the capital structure of the Company occurring from the Director Fee Payment Date on which such shares of Common Stock were earned to the date of issuance of the share certificate for such shares. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion.

          6.7 Rule 16b-3 Requirements. Notwithstanding any provision of the Plan, the Committee may impose such conditions on the purchase of shares of Common Stock hereunder as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act, as amended from time to time (or any successor rule). Notwithstanding any provision in the Plan to the contrary, the Committee shall have no discretion with respect to the terms of purchase made pursuant to this Article VI, except to the extent such discretion would not result in the purchase or the Plan failing to qualify for the exemption provided under Rule 16b-3.

          6.8 Delivery of Shares; Rights Prior to Delivery of Shares. By December 15th of each year, Directors electing to receive Common Stock will receive share certificates for shares earned during the year. A Director may request to receive Common Stock at any or each quarterly Director Fee Payment Date. No Participant shall have any rights as a shareholder with respect to shares of Common Stock covered by a purchase right until the issuance of a stock certificate. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

          6.9 Securities Laws. (a) Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock pursuant to a purchase right hereunder is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of any stock exchange on which the stock may be listed or the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

          (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to this Article VI as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities

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     laws, (ii) required by The Nasdaq Stock Market, Inc. ("NASDAQ Stock
     Market") (including, without limitation, with respect to securities traded on the NASDAQ Stock Market National Market or the NASDAQ Stock Market Small Cap Market) or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.


          6.10 Approval. Article VI shall be subject to the approval of the holders of at least a majority of the shares of Common Stock present and entitled to vote at a meeting of Stockholders of the Company held before January 10, 2001. Any election to purchase Common Stock under Article VI prior to such stockholder approval, shall be conditioned upon receipt of such approval, and shall not be effective in whole or in part unless this
     Article VI has been approved by the stockholders as provided herein. If not approved by stockholders before January 10, 2001, this Article VI shall be rescinded, elections to purchase Common Stock under this Article VI shall be void and the Director shall be paid in cash at the next Director Fee Payment Date an amount equal to the cash directors fees the Director elected to use to purchase Common Stock under this Article VI which were otherwise payable prior to such Director Fee Payment Date.


     THIS SECOND AMENDMENT to the Perceptron, Inc. Directors Stock Option Plan, as amended and restated October 31, 1996, is hereby executed effective as of December 1, 1999.

                                              PERCEPTRON, INC.



                                              By:/s/ Alfred A. Pease
                                                 --------------------------
                                                 Alfred A. Pease
                                                 Chairman, President and
                                                 Chief Executive Officer

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